UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023 (January 30, 2023)

Elevance Health, Inc.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Virginia Avenue Indianapolis, Indiana 46204 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (833) 401-1577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ELV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

The Notes Offering

On February 8, 2023, Elevance Health, Inc. (the “Company”) closed its sale of $500 million aggregate principal amount of its 4.900% Notes due 2026 (the “2026 Notes”), $1,000 million aggregate principal amount of its 4.750% Notes due 2033 (the “2033 Notes”) and $1,100 million aggregate principal amount of its 5.125% Notes due 2053 (the “2053 Notes” and, together with the 2026 Notes and the 2033 Notes, the “Notes”) pursuant to an Underwriting Agreement, dated January 30, 2023 (the “Underwriting Agreement”), among the Company and Goldman Sachs & Co. LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named on Exhibit A thereto (the “Underwriters”). The Notes have been registered under the Securities Act of 1933, as amended (the “Act”) pursuant to a registration statement on Form S-3 (File No. 333-249877) previously filed with the Securities and Exchange Commission under the Act.

The Company received proceeds of approximately $2,571.5 million from the sale of the Notes after deducting underwriting discounts and its offering expenses. The Company intends to use the net proceeds for working capital and for general corporate purposes, including, but not limited to, the funding of acquisitions, repayment of short-term and long-term debt and the repurchase of its common stock pursuant to its share repurchase program. The Indenture (as defined below) does not prohibit or limit the incurrence of indebtedness and other liabilities by the Company or its subsidiaries.

The Notes have been issued pursuant to an Indenture, dated as of November 21, 2017 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Interest on the 2026 Notes is payable semi-annually in arrears on February 8 and August 8 of each year, commencing August 8, 2023. Interest on the 2026 Notes will be made to the persons who are registered holders of such 2026 Notes at the close of business on the immediately preceding January 25 or July 25 (whether or not a business day). Interest on the 2033 Notes and 2053 Notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2023. Each interest payment on the 2033 Notes and 2053 Notes will be made to the persons who are registered holders of such 2033 Notes or 2053 Notes, as applicable, at the close of business on the immediately preceding February 1 or August 1 (whether or not a business day), as applicable. Interest, in each case, will be computed on the basis of a 360-day year of twelve 30-day months.

The Notes may be declared immediately due and payable by the Trustee or the holders of 25% of the principal amount of the Notes of the affected series if an event of default occurs under the Indenture and has not been cured. An event of default generally means that the Company (1) fails to pay the principal or any premium on a Note on its due date, (2) does not pay interest on a Note within 30 days of its due date, (3) remains in breach of any other term of the Indenture for 90 days after its receipt of written notice of such failure or (4) files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occurs.

The 2026 Notes will mature on February 8, 2026, the 2033 Notes will mature on February 15, 2033 and the 2053 Notes will mature on February 15, 2053. Prior to (i) with respect to the 2026 Notes, February 8, 2024 (two years prior to the maturity date of such Notes), (ii) with respect to the 2033 Notes, November 15, 2032 (three months prior to the maturity date of such Notes) and (iii) with respect to the 2053 Notes, August 15, 2052 (six months prior to the maturity date of such Notes) (each such date, a “Par Call Date”), the Company may redeem the applicable series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming, in each case, that such Notes matured on their applicable Par Call Date), on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined in the Indenture, plus 15 basis points in the case of the 2026 Notes, 20 basis points in the case of the 2033 Notes and 25 basis points in the case of the 2053 Notes less (b) interest accrued to the redemption date; and (2) 100% of the principal amount of the Notes to be redeemed; plus, in either case, accrued and unpaid interest on the applicable Notes to the redemption date.

On or after the applicable Par Call Date for the 2026 Notes, the 2033 Notes and the 2053 Notes, the Company may redeem the Notes of the applicable series in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to such redemption date.

Unless the Company has exercised its right to redeem the Notes in full as described above, upon the occurrence of both (1) a change of control of the Company and (2) a downgrade of a series of the Notes below an investment grade rating by each of Moody’s Investors Services, Inc., S & P Global Ratings and Fitch Ratings, Inc. within a specified period, the Company will be required to make an offer to purchase all of the Notes of such series at a price equal to 101% of the principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.

Certain of the Underwriters and their affiliates are full service financial institutions that have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates, for which they have received, or may in the future receive, customary fees and commissions.

The foregoing description of the issuance and sale does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is incorporated by reference hereto as Exhibit 1.1, and the Indenture, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 21, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of January 30, 2023, among Elevance Health, Inc. and Goldman Sachs & Co. LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC

4.1	Form of the 4.900% Notes due 2026

4.2	Form of the 4.750% Notes due 2033

4.3	Form of the 5.125% Notes due 2053

5.1	Opinion of Hogan Lovells US LLP

5.2	Opinion of Faegre Drinker Biddle & Reath LLP

23.1	Consent of Hogan Lovells US LLP (included in the opinion filed as Exhibit 5.1)

23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in the opinion filed as Exhibit 5.2)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2023

ELEVANCE HEALTH, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Chief Governance Officer & Corporate Secretary